Exhibit 8.1

SULLIVAN & CROMWELL LLP TELEPHONE: 1-202-956-7500 FACSIMILE: 1-202-293-6330 WWW.SULLCROM.COM
1701 Pennsylvania Avenue, N.W. Washington, D.C. 20006-5805 NEW YORK * LOS ANGELES * PALO ALTO FRANKFURT * LONDON * PARIS BEIJING * HONG KONG * TOKYO MELBOURNE * SYDNEY

July 11, 2003

Landwirtschaftliche Rentenbank,

 Hochstrasse 2,

       60313 Frankfurt am Main,

            Germany.

Ladies and Gentlemen:

         We have acted as United States special tax counsel to Landwirtschaftliche Rentenbank ("Rentenbank") in connection with the Registration Statement under Schedule B filed by Rentenbank with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and hereby confirm to you that our opinion is as set forth under the caption "United States Taxation" in the prospectus included in the Registration Statement, subject to the limitations contained therein.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "United States Taxation". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,